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                                                                   EXHIBIT 10.20

                                     LEASE


     Lease made this 6th day of October, 1987 by Charles A. Pesko, Jr. as he is Trustee of Longwater Circle Trust established u/d/t dated October 6, 1987, and not individually, of Marshfield, Plymouth County, Massachusetts, as landlord (hereinafter called "Landlord"), and CAP International, Inc., a Massachusetts corporation having a business office in Marshfield, Massachusetts as tenant (hereinafter called "Tenant").

PREMISES        1. In consideration of the rents, agreements and conditions herein reserved and contained on the part of Tenant to be paid, performed and observed, Landlord does hereby demise and lease to Tenant, for the term hereinafter set forth, premises hereinafter described ("the demised premises") in Norwell, Plymouth County, Massachusetts, as shown upon a certain plan ("the lease plan") attached to this lease and marked Exhibit A. The demised premises consist of the building shown upon the lease plan containing approximately 27,100 square feet of floor area ("the Building") and the area outlined by a bold line on the lease plan and are more fully described in Exhibit A-1 hereto.

CONSTRUCTION    2.1  Landlord agrees that the work described in Exhibit B
              attached hereto as "Landlord's construction work" will be prosecuted to completion with due diligence and that said work, except as provided in Exhibit B, will be done at its own cost and expense. Landlord agrees that Landlord's construction work shall be substantially completed and the demised premises suitable for occupancy on or before April 4, 1988. The demised premises shall be deemed "substantially completed" when (i) the Building shall be completely enclosed with all openings secure; (ii) heating, air conditioning, electric, gas (if any), sprinkler and water systems of the demised premises shall be installed and operational; (iii) parking areas and walkways shown upon the lease plan shall be paved; (iv) interior ceilings, floors, floor coverings, lighting and toilet facilities of the demised premises shall be installed; and (v) a temporary or permanent certificate of occupancy shall have been issued for the demised premises by the appropriate authority of the Town of Norwell; provided, however, if any construction which shall not be part of Landlord's construction work shall be required upon the demised premises as a condition precedent to the issuance of any such certificate of occupancy, the issuance of such certificate of occupancy shall not be a requirement for substantial completion of the demised premises. Landlord shall deliver possession of the demised premises to Tenant upon subtantial completion of Landlord's construction work by delivering the keys to the demised premises to Tenant.

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                2.2 Landlord agrees to give Tenant at least ten (10) days prior written notice of the date upon which Landlord estimates that Landlord's construction work shall be substantially completed. Landlord further agrees that Landlord shall diligently proceed to fully complete Landlord's construction work if the same shall not have been fully completed prior to delivery of possession of the demised premises to Tenant.

TERM            3.1 The original term of this lease shall be a period of ten
              (10) years commencing upon the first to occur of (i) May 1, 1988,
              (ii) the date that Landlord's construction work shall be substantially completed or (iii) the date upon which Tenant shall commence business operations upon the demised premises and expiring upon the tenth (10th) anniversary of such commencement date.

                3.2 Tenant agrees that it will not record this lease. Upon the written request of either party hereto, Landlord and Tenant will execute an instrument, recordable in form, setting forth the term and commencement date and such other information as may be necessary to constitute a "Notice of Lease" under Massachusetts laws. Tenant will pay the cost of recording said notice of lease. If this lease is terminated before the expiration of the term hereof, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this lease and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument.

SECURITY        4. Landlord acknowledges that it has received from Tenant the sum of Thirty Thousand Dollars ($30,000) as security for the payment of rents and the performance and observance of the agreements and conditions in this lease contained on the part of Tenant to be performed and observed. In the event of any default or defaults in such payment, performance or observance Landlord may apply said sum or any part thereof towards the curing of any such default or defaults. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber said sum or any part thereof and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Upon the yielding up of the demised premises at the expiration or other termination of the term of this lease, if Tenant shall not then be in default or otherwise liable to


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               Landlord, the unapplied balance of said sum shall be returned to
               Tenant. It is understood and agreed that Landlord shall always have the right to apply said sum, or any part thereof, as aforesaid, in the event of any such default or defaults, without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying said sum or any part thereof. No interest shall be payable on said sum or any part thereof. If Landlord shall apply said sum or any part thereof as aforesaid, Tenant shall upon demand pay to Landlord the amount so applied by Landlord, to restore the security in its full amount. Whenever the holder of Landlord's interest in this lease, whether it be the Landlord named in this lease or any transferee of said Landlord, immediate or remote, shall transfer its interest in this lease, said holder shall turn over to its transferee said sum or the unapplied balance thereof, and thereafter such holder shall be released from any and all liability to Tenant with respect to said sum or its application or return, it being understood that Tenant shall thereafter look only to such transferee with respect to said mortgage upon property which includes the demised premises shall never be responsible to Tenant for said sum or its application or return unless said sum shall actually have been received in hand by such holder.

MINIMUM RENT     5.1 During the first five years of the original term of this lease Tenant agrees to pay to Landlord a minimum rent at the rate of Three Hundred Fifty-Nine Thousand Seventy-Five Dollars ($359,075.00), per year. During the second five years of this lease Tenant agrees to pay to Landlord a minimum rent at the rate above as such amount may be adjusted pursuant to the provisions of Section 5.2 hereof. All such minimum rent shall be payable in equal monthly installments of one-twelfth thereof and shall be payable in advance upon the first day of each calendar month included within the term of this lease. Rent for any fraction of a month at the commencement or termination of the term of this lease shall be prorated. If the original term shall commence on a day other than the first day of a month, the installment of minimum rent payable for the months during which each additional period, if any, for which the original term of this lease may be extended, as aforesaid, shall occur shall be prorated on a per diem basis to reflect the change, if any, in annual rate becoming effective during that month. All rent and other payments to be made by Tenant to Landlord shall be made payable to Landlord and sent to Landlord at the place in which

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               notices to Landlord are required to be sent unless Landlord shall direct otherwise by notice to Tenant. If any installment of minimum rent or additional rent payable under this lease shall not be paid within fifteen (15) days after the due date thereof, Tenant shall pay to Landlord together with such late payment, as a late charge, in additional to all other amounts payable under this lease, an amount equal to four (4) percent of the amount not paid within such fifteen (15) day period.

                 5.2 The first day of the sixth year of this lease is herein referred to as an "Adjustment Date." As of each Adjustment Date the minimum rent (referred to in Section 5.1) shall be increased, but not decreased, to reflect changes in the Consumer Price Index for Urban Consumers, Seasonally Adjusted U.S. City Average, All Items (1967=100) as published by the Bureau of Labor ("the Price Index") in the same proportion that the Price Index as last reported prior to such Adjustment Date has increased above the Price Index for the month of May, 1988 ("Base Year Price Index Number"). If the Price Index shall cease to use the 1967 average of 100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Price Index, the Base Year Price Index Number shall be adjusted to the figure that would have been arrived at if the manner of computing the Base Year Price Index Number had not been altered. If the Price Index is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used. If the parties shall be unable to agree upon the dollar amount of the minimum rent, they shall promptly resolve such dispute by arbitration in Boston, Massachusetts, by the American Arbitration Association or its successor, and such arbitration shall be submitted, commenced, held and determined in accordance with the rules and regulations of said Arbitration Association or its successors at the time of any such submission. The expenses thereof shall be borne equally between Landlord and Tenant unless the arbiters determine that some other division shall under the circumstances be more equitable and the determination of the arbiters shall be conclusive and binding upon the parties. Until the dollar amount of the minimum rent for any period shall be determined,[??] Until the dollar amount of the minimum rent after an Adjustment Date is determined, Tenant shall pay rent at the rate provided in this Lease immediately prior to such Adjustment Date, and when rent is determined in accordance with this Section 5.2, Tenant shall pay Landlord any excess rent


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               due for the period which shall have expired since the Adjustment
               Date. Tenant shall thereafter pay rent at the rate determined in accordance with this Section 5.2.

REAL ESTATE      6.1 Tenant shall pay to Landlord as additional rent the
TAXES real estate taxes upon the demised premises for each tax year included within the term of this lease and a pro rata part of said real estate taxes for the tax years during which the term of this lease shall commence and terminate. The expression "real estate taxes" used herein shall mean all ad valorem taxes and betterment assessments (and all taxes substituted therefor at any time during the term hereof) imposed or assessed upon or against real estate by any public authority having jurisdiction, except only that if any betterments assessment is payable in installments, the real estate taxes for any tax year shall include only such installments of such betterments assessment as are payable during such tax year; provided only in the case of each respective betterments assessment that Landlord shall have elected to pay such assessment in installments over the longest period permitted by law but not otherwise.

                 6.2 Promptly upon receipt of any tax bill for any tax year the party receiving the same shall deliver a copy of the same to the other party hereto but failure to do so shall not constitute a default hereunder unless such failure continues for 10 days after written notice thereof. Tenant shall pay directly to the taxing authority the amount of real estate taxes payable by Tenant pursuant to this Article at least ten (10) days prior to the time that such real estate taxes shall be required to be paid to the taxing authority for said tax year without the accrual of interest or the payment of a penalty, but, if Tenant shall not have received a tax bill therefor at least twenty (20) days prior to said time for payment, Tenant shall not be required to make payment until ten (10) days after the receipt of said bill. (If real estate taxes are payable to any tax authority for any tax year in installments, the amount payable by Tenant hereunder shall be payable in similar installments. If real estate taxes are payable to different taxing authorities for any tax year at different times, an appropriate apportionment shall be made if the amount payable by Tenant for said tax year and the apportioned amount shall be payable at such times). Tenant shall provide Landlord with a copy of each such tax bill receipted by the taxing authority to indicate full payment of the amount due not more than fifteen (15) days after the due date of each installment of real estate taxes

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               payable hereunder, it being understood and agreed that if Tenant shall fail to provide a copy of any such tax bill so receipted and Tenant has not made timely payment of such taxes, Landlord shall thereafter have the right to require Tenant to make all payments of real estate taxes payable under this lease to Landlord, rather than the taxing authority, within the aforesaid time periods. If the time for payment of taxes with respect to any real estate taxes payable in whole or in part by Tenant hereunder shall have occurred prior to commencement of the term or shall occur after termination of the term, Tenant shall pay to Landlord upon commencement or termination of the term, as the case may be, the portion of such tax bill payable by Tenant pursuant to this lease.

                 Notwithstanding the foregoing, in the event that the holder of a mortgage on the demised premises requires that real estate taxes be paid to it in escrow by Landlord, Tenant shall pay, together with each monthly payment of minimum rent, an amount equal to one-twelfth (1/12) of the amount of real estate taxes upon the demised premises and Landlord shall pay the real estate taxes directly to the taxing authority from the escrowed funds. Appropriate adjustments shall be made after receipt of the tax bill for any tax year during the term of this lease for any increase or decrease in said real estate taxes with a reconciliation to be made within 10 days after receipt of such tax bill.

                 6.3 The real estate taxes upon the demised premises for any tax year shall mean such amounts as shall be finally determined, after deducting abatements, refunds or rebates, if any, to be the real estate taxes payable with respect to the demised premises for said tax year. For the purposes of determining payments due from Tenant to Landlord in accordance with the provisions of this
               Article 6, the real estate taxes upon the demised premises for any tax year shall be deemed to be the real estate taxes assess for such year until such time as an abatement, refund or rebate shall be made for any tax year, and, if any abatement, rebate or refund shall be made for any tax year, an appropriate adjustment or refund shall be made in the amount payable from or paid by Tenant to Landlord on account real estate taxes dependent upon the amount of such abatement, rebate or refund less the cost and expense of obtaining the same.

                 6.4 If at least twenty (20) days prior to the last day for

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               filing application for abatement of real estate taxes for any tax year Tenant shall give notice to Landlord that it desires to file an application for abatement of real estate taxes for said tax year and, if within ten (10) days after the receipt of said notice Landlord shall not give notice to Tenant that Landlord shall file such notice by Tenant, Landlord shall give Tenant notice that it shall file such application, Landlord shall file same prior to the expiration of the time for filing of the same at its own cost and expense. If Tenant shall file an application for the abatement pursuant to the provisions of this Section, Tenant will prosecute the same to final determination with due diligence and shall not, without Landlord's consent, settle, compromise or discontinue the same except, however, Tenant may discontinue prosecution of the same at any time after giving Landlord reasonable notice thereof and an opportunity to take over prosecution of the same. If Landlord shall file an application for abatement for any tax year after having received notice from Tenant that Tenant desires to file an application for abatement for said tax year, Landlord shall prosecute the same to final determination with due diligence and shall not, without Tenant's written consent, settle, compromise or discontinue the same except, however, Landlord may discontinue the prosecution of the same at any time after giving Tenant notice thereof and an opportunity to take over the prosecution of the same.

                 6.5 All taxes levied on the personal property of Tenant shall be the obligation of and be paid by Tenant, whether the same shall be considered part of the realty or personalty and Tenant agrees to indemnify Landlord against and hold harmless the Landlord from any loss, damage, debt or claim resulting therefrom.

REPAIRS AND      7.1  Landlord agrees to make all necessary repairs or
ALTERNATIONS   alternations to the property which Landlord is required to maintain, as hereinafter set forth. The property which Landlord is required to maintain is the foundation, the roof, the exterior walls (excluding glass, windows, doors, window sashes and frames or door frames) and the structural columns, members and beams of the Building. Notwithstanding the foregoing, if any of said repairs or alterations shall be made necessary by reason of repairs, installations, alterations, additions or improvements made by Tenant or anyone claiming under Tenant, by reason of the fault or negligence of Tenant or anyone claiming under Tenant, by reason of a default on the performance or observance of any


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               agreements, conditions or other provisions on the part of Tenant to be performed or observed, or by reason of any special use to which the demised premises may be put, Tenant shall make all such repairs or alterations as may be necessary. Landlord shall not be deemed to have committed a breach of any obligation to make repairs or alterations or perform any other act unless (1) it shall have made such repairs or alterations or performed such other act negligently, or (2) it shall have received notice from Tenant designating the particular repairs or alterations needed or the other act of which there has been failure of performance and shall have failed to make such repairs or alterations or performed such other act within a reasonable time after the receipt of such notice; and in the latter event Landlord's liability shall be limited to the cost of making such repairs or alterations or performing such other act.

                 7.2 Tenant agrees that it will during the term of this lease make all repairs and alterations to the property which Tenant is required to maintain, as hereinafter set forth, which may be necessary to maintain the same in good repair and condition or which may be required by any laws, ordinances, regulations or requirements of any public authorities having jurisdiction, subject only to the provisions of Article 9 and 10. Tenant agrees that it will upon the expiration or other termination of the term of this lease remove its property and that of all persons claiming under it and will yield up peaceably to Landlord the demised premises and all property therein other than property of Tenant or persons claiming under Tenant, broom clean and in good repair and condition, subject only to the provisions of Articles 9 and 10 and that Tenant's obligation to perform and observe this covenant shall survive the expiration or termination of the term of this lease. The property which Tenant is required to maintain is the demised premises and every part thereof including but without limitation all walls, floors and ceilings, the heating system, the air-conditioning system, including rooftop heating and air-conditioning units if the same are used, all utilities (water, gas, electricity, drainage, and septic) conduits, fixtures and equipment within the demised premises, all meters and all other fixtures and equipment within or appurtenant to the demised premises, all Tenant's signs (interior and exterior), all interior and exterior glass, windows, doors, window sashes and frames and door frames and all driveways, walkways, parking areas and landscaped areas. Tenant agrees to enter into maintenance contracts with experienced maintenance

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               contractor(s) for the performance of periodic maintenance upon the heating, ventilating and air conditioning systems of the Building and to provide Landlord with inspection reports from such contractors at least annually, the first report to be furnished not later than the first anniversary of the commencement of the original term of this lease. Tenant shall provide Landlord with copies of reinspection reports or holes. Tenant agrees to pay promptly when due all charges for labor and materials in connection with any work done by Tenant or anyone claiming under Tenant upon the demised premises so that the demised premises shall at all times be free of liens. Tenant agrees to save Landlord harmless from, and indemnify Landlord against, any and all claims for injury, loss or damage to person or property caused by or resulting from the doing of any such work.

UTILITIES        8.1  Landlord agrees that as of the date of delivery of
               possession of the demised premises the Building shall be connected to the electric and gas lines serving the municipality wherein the demised premises are located and to the water system of said municipality. Tenant agrees to pay (or to reimburse Landlord for) all meter fees assess by such utilities and said municipality for the connection or metering of the demised premises.

                 8.2 Tenant agrees to pay all charges for heat, air-conditioning, water, gas, electricity and other utilities used by the demised premises. If a charge shall be made from time to time by the public authority having jurisdiction for the use of the sanitary sewer system and/or for the use of the storm sewer system, Tenant shall pay the same. Tenant agrees that it will at all times keep sufficient heat in the demised premises to prevent the pipes therein from freezing. Tenant shall also pay for any sprinkler stand-by service charge apportionable to the demised premises.

FIRE OR OTHER    9.1  If the demised premises, or any part thereof, shall
CASUALTY be damaged or destroyed by fire or other casualty, then Tenant shall promptly thereafter give Landlord written notice thereof and Landlord shall within a reasonable time after its receipt of such notice from Tenant, repair or restore the demised premises to substantially the same condition they were in immediately prior to the casualty. Landlord shall not be obligated to expend an amount in excess of the insurance proceeds or damages payable on account of such damage or destruction in making

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               such repair or restoration. In the event of any such damage or destruction by fire or other casualty, the insurance proceeds or damages recovered on account of any damage or destruction shall be made available for the payment of the cost of the aforesaid repair or restoration. If the insurance proceeds shall be greater than the cost of repair or restoration, the excess shall belong to Landlord. A just proportion of the minimum rent according to the nature and extent of the injury to the demised premises shall be suspended or abated until the demised premises shall be repaired or stored by Landlord as aforesaid.

                 9.2 Insurance against any or all of the risks, including, but without limitation, fire insurance with extended coverage in an amount at least equal to the replacement cost of the Building, insurance against loss or rental income, insurance against loss or damage from sprinklers, leakage, explosion or cracking of boilers, pipes, or both, and insurance against such other casualties as shall be required by the holder of any mortgage upon the demised premises, may be maintained by Landlord and the same may be maintained under a blanket policy covering the demised premises and other real estate of Landlord and/or its affiliated business organizations. The policies of such insurance shall be payable in case of loss to the holders of any mortgages upon the property of which the demised premises are a part as their interests may appear. Nothing in reasonable evidence that repairs or replacements were made, if any such repairs or replacements were recommended in any such inspection report, with ninety (90) days after the issuance of any such report. Notwithstanding the foregoing, Tenant shall not be under any obligation to make any repairs or alterations to the foundation, the roof, the exterior walls or structural columns, members or beams of the Building except to the extent provided in Section
               7.1. Tenant specifically agrees to replace all glass damaged with glass of the same kind and quality. Tenant also agrees to paint, varnish and otherwise redecorate the Interior and exterior of the building when required to keep the Building attractive in appearance, but at least once during the first five years and thereafter on a maintenance basis.

                 7.3 Tenant agrees that neither it nor anyone claiming under it will make any installations, alterations, additions or improvements to or upon the demised premises, except only the installations, alterations, additions and improvements specifically described in Exhibit B-1 hereto, without the prior written

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               approval of Landlord. All installations, alterations, additions and improvements made to or upon the demised premises whether made by Landlord or Tenant or any other person (except only signs and movable trade fixtures and equipment installed in the demised premises prior to or during the term of this lease at the cost of Tenant or any person claiming under Tenant), shall be deemed part of the demised premises and upon the expiration or other termination of the term of this lease shall be surrendered with the demised premises as a part thereof without disturbance, molestation or injury unless Landlord shall give notice to Tenant within fifteen (15) days after termination of the term of this lease that it elects to have Tenant remove any of the same, in which event Tenant shall remove those installations, alterations, additions and improvements so designated within fifteen (15) days of the giving of such notice or upon termination of the term of this lease, whichever shall first occur. Said signs, movable trade fixtures and equipment shall not be deemed part of the demised premises and may be removed by Tenant at any time or times during the term of this lease or upon the termination of the term of this lease, if, and only if, Tenant shall not then be in default in the performance or observance of any of the agreements or conditions in this lease contained on the part of Tenant to be performed or observed. Movable trade fixtures and equipment shall include trade fixtures, equipment and other installations not affixed to the realty and trade fixtures, equipment and other installations affixed only by nails, screws or other similar means. Movable trade fixtures shall not include linoleum or other floor covering cemented or otherwise adhesively affixed to the floor.

                 7.4 Tenant agrees that it will procure all necessary permits before making any repairs, installations, alterations, additions, improvements or removals. Landlord agrees it will cooperate with Tenant in obtaining such permits. Tenant agrees that all repairs, installations, alterations, improvements and removals done by it or anyone claiming under it shall be done in a good and workmanlike manner, that the same shall be done in conformity with all laws, ordinances and regulations of all public authorities and all insurance inspection or rating bureaus having jurisdiction, that the structure of the Building will not be endangered or impaired and that Tenant will repair any and all damage caused by or resulting from any such repairs, installations, alterations, additions, improvements or removals, including, but without limitation, the filling of holes. Tenant


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               agrees to pay promptly when due all charges for labor and
               materials in connection with any work done by Tenant or anyone claiming under Tenant upon the demised premises so that the demised premises shall at all times be free of liens. Tenant agrees to save Landlord harmless from, and indemnify Landlord against, any and all claims for injury, loss or damage to person or property caused by or resulting from the doing of any such work.

UTILITIES        8.1  Landlord agrees that as of the date of delivery of
               possession of the demised premises the Building shall be connected to the electric and gas lines serving the municipality wherein the demised premises are located and to the water system of said municipality. Tenant agrees to pay (or to reimburse Landlord for) all meter fees assessed by such utilities and said municipality for the connection or metering of the demised premises.

                 8.2 Tenant agrees to pay all charges for heat, air-conditioning, water, gas, electricity and other utilities used by the demised premises. If a charge shall be made from time to time by the public authority having jurisdiction for the use of the sanitary sewer system and/or for the use of the storm sewer system, Tenant shall pay the same. Tenant agrees that it will at all times keep sufficient heat in the demised premises to prevent the pipes therein from freezing. Tenant shall also pay for any sprinkler stand-by service charge apportionable to the demised premises.

FIRE OR OTHER    9.1  If the demised premises, or any part thereof, shall
CASUALTY be damaged or destroyed by fire or other casualty, then Tenant shall promptly thereafter give Landlord written notice thereof and Landlord shall within a reasonable time after its receipt of such notice from Tenant, repair, or restore the demised premises to substantially the same condition they were in immediately prior to the casualty. Landlord shall not be obligated to expend an amount in excess of the insurance proceeds or damages payable on account of such damage or destruction in making such repair or restoration. In the event of any such damage or destruction by fire or other casualty, the insurance proceeds or damages recovered on account of any damage or destruction shall be made available for the payment of the cost of the aforesaid repair or restoration. If the insurance proceeds shall be greater than the cost of repair or restoration, the excess shall belong to Landlord. A just proportion of the minimum rent


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               according to the nature and extent of the injury to the demised premises shall be suspended or abated until the demised premises shall be repaired or restored by Landlord as aforesaid.

                 9.2 Insurance against any or all of the risks, including, but without limitation, fire insurance with extended coverage in an amount at least equal to the replacement cost of the Building, insurance against loss or rental income, insurance against loss or damage from sprinklers, leakage, explosion or cracking of boilers, pipes, or both, and insurance against such other casualties as shall be required by the holder of any mortgage upon the demised premises, may be maintained by Landlord and the same may be maintained under a blanket policy covering the demised premises and other real estate of Landlord and/or its affiliated business organizations. The policies of such insurance shall be payable in case of loss to the holders of any mortgages upon the property of which the demised premises are a part as their interests may appear. Nothing in this lease contained shall be deemed to create in Tenant any interest in said insurance policies or the proceeds thereof or any right to participate in the adjustment of loss. Tenant agrees to pay to Landlord, as additional rent, the cost to Landlord of keeping the demised premises insured under the coverages hereinabove mentioned. Payment on account of such cost shall be paid, as part of Tenant's total rent, monthly, and at the times and in the fashion herein provided for the payment of minimum rent. For an initial period from the commencement of the term of this lease until the December 31st of the calendar year in which the term hereof shall commence, the amount so to be paid shall be one-twelfth (1/12) of the product of ten cents ($.10) and the number of square feet of floor area in the demised premises. Promptly after the end of said partial calendar year and promptly after the end of each calendar year thereafter, Landlord shall make a determination of such cost on the basis hereinabove set forth, and if the aforesaid payments theretofore made for such period by Tenant exceed such cost, Landlord shall make a suitable refund to Tenant; and if such cost is greater than such payments theretofore made on account for such period, Tenant shall make a suitable payment to Landlord. The initial monthly payment on account of such cost shall be replaced after Landlord's determination of the preceding accounting period's cost by a payment which is one-twelfth (1/12) of such immediately preceding period's cost, with adjustments as appropriate where such preceding period is less than a full twelve (12) month period. Appropriate adjustments shall be made for any partial month at the commencement of the term and for any partial month or year at the end of the term.

                 9.3 Notwithstanding anything in this Article to the contrary, it is agreed and understood that (i) if during the second annual period preceding the expiration of the term of this lease the demised premises shall be damaged or destroyed by fire or other casualty to the extent of thirty Percent (30%) or more of their insurable value, or (ii) if during the annual period preceding the expiration of the term of this lease the demised premises shall be damaged or destroyed by fire or other casualty to the extent of twenty percent (20%) or more of their insurable value, either Landlord or Tenant may, if either shall so elect, terminate the term of this lease by notice to the other within thirty (30) days after such damage or destruction. It is further agreed that if at any time during the term of this lease the demised premises shall be substantially damaged or destroyed as aforesaid, Landlord, at its election, may terminate the term of this lease by a notice to Tenant within thirty (30) days after such damage or destruction. For purposes of this Article, the demised premises shall be deemed to have been substantially damaged or destroyed if the damage or destruction is of such a character that the same cannot reasonably be expected to be repaired or restored within thirty (30) days after the repair or restoration work would be commenced. In the event of any termination of the term of this lease pursuant to the provisions of this Section, the termination shall become effective on the twentieth (20th) day after the giving of the notice or termination, rent shall be apportioned and adjusted as of the time of termination, Landlord shall not be obligated to repair or restore any damage or destruction caused by fire or other casualty and the insurance proceeds shall belong to Landlord.

EMINENT          10.1 If after the execution of this lease and prior to
DOMAIN the expiration of the term of this lease the whole of the demised premises shall be taken under the power of eminent domain, then the term of this lease shall cease as of the time when Landlord shall be divested of its title in the demised premises, and rent shall be apportioned and adjusted as of the time of termination.

                 10.2 If only a part of the demised premises shall be taken under the power of eminent domain and if as a result thereof the floor area of the Building shall be reduced by more than thirty percent, or if more than thirty percent of the parking areas of the demised premises shall be taken and not replaced by Landlord within sixty (60) days thereafter, either Landlord or Tenant may, at its election, terminate the term of this lease by giving notice of the exercise of its election to the other of them within twenty (20) days after it shall receive notice of such taking (or in the case of a taking of parking areas within twenty days after such sixty day period), and the termination shall be effective as of the time that possession of the part so taken shall be required for public use (or in the case of parking areas being taken upon the tenth day after the giving of such notice), and rent shall be apportioned and adjusted as of the time of termination. If only a part of the demised premises shall be taken under the power of eminent domain and if the term of this lease shall not continue in full force and effect and Landlord shall, within a reasonable time after possession is required for public use, repair and rebuild what may remain of the demised premises and the remainder of the Building so as to put the same into condition for use and occupancy by Tenant, and a just proportion of the minimum rent according to the nature and extent of the injury to the demised premises shall be suspended or abated until what may remain of the demised premises shall be put into such condition by Landlord, and thereafter a just proportion of the minimum rent according to the nature and extent of the part so taken shall be abated for the balance of the term of this lease.

                 10.3 Landlord reserves to itself, and Tenant grants and assigns to Landlord, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi-public authority for which damages are payable irrespective of the form in which recovery may be had by law. Tenant agrees to execute such instruments by assignment as may be reasonably required by Landlord in any proceeding for the recovery of such damages if requested by Landlord, and to turn over to Landlord any damages that may be recovered in such proceedings. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for movable trade fixtures installed by Tenant or anybody claiming under Tenant at its own cost and expense or for relocation expenses; provided that the same do not reduce the damages which Landlord would otherwise recover.

INDEMNITY AND    11.1 Tenant agrees to save Landlord harmless from,
INSURANCE      and indemnify Landlord against, to the extent permitted by law, any and all injury, loss or damage and any and all claims for injury, loss or damage of whatever nature (i) caused by or resulting from, or claimed to have been caused by or to have resulted from, any act, omission or negligence of Tenant or anyone claiming under Tenant (including, but without limitation, subtenants and concessionaires of Tenant and employees and contractors of Tenant or its subtenants or concessionaires), no matter where occurring, or (ii) occurring upon about the demised premises, no matter how caused. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities, incurred in connection with any such injury, loss or damage or any such claim, or any proceeding brought thereon or the defense thereof. To the maximum extent that this agreement may be made effective according to law, Tenant agrees to use and occupy the demised premises at its sole risk. Without limiting the generality of the immediately preceding sentence, if Tenant or anyone claiming under Tenant or the whole or any part of the property of Tenant or anyone claiming under Tenant shall be injured, lost or damaged by theft, fire, water or steam or in any other way or manner, whether similar or dissimilar to the foregoing, no part of said injury, loss or damage is to be borne by Landlord or its agents. Tenant agrees that Landlord shall not be liable to Tenant or anyone claiming under Tenant for any injury, loss or damage that may be caused by or result from the fault or negligence of any persons occupying adjoining premises.

                 11.2 Tenant will maintain general comprehensive public
               liability insurance, with respect to the demised premises and its appurtenances, issued by insurance companies acceptable to Landlord and authorized to do business in the Commonwealth of Massachusetts, naming Landlord and Tenant as insureds, in amounts which shall, at the beginning of the term, be not less than One Million Dollars ($1,000,000.00) with respect to injuries to any one person and not less than One Million Dollars ($1,000,000.00) with respect to injuries suffered in any one accident, and not less than One Million Dollars ($1,000,000.00) with respect to property and, from time to time during the term of this lease, such insurance coverage shall be in such higher amounts, if any, as are customarily carried in the metropolitan Boston area on property similar to the demised premises used for similar purposes or as required by the mortgagee. Tenant shall deliver to Landlord the policies of such insurance, or certificates thereof, at least fifteen (15) days prior to the commencement of the term of this lease, and each renewal policy or certificate thereof, at least fifteen (15) days prior to the expiration of the policy it renews. Tenant may maintain such insurance under a blanket policy affecting other premises of Tenant and/or its affiliated business organizations.

ACCESS TO        12.  Landlord shall have the right to enter upon the
PREMISES demised premises or any part thereof without charge at all reasonable times and in case of emergency, at any time, to inspect the same, to show the demised premises to prospective purchasers or tenants, to make or facilitate any repairs, alterations, additions or improvements to the demised premises and other portions of the Building (but nothing in this Article 12 contained shall obligate Landlord to make any repairs, alterations, additions or improvements); and Tenant shall not be entitled to any abatement or reduction of rent or damages by reason of any of the foregoing. No forcible entry shall be made by Landlord unless such entry shall be reasonably necessary to prevent serious injury, loss or damage to persons or property. Landlord shall repair any damage to property by Tenant or anyone claiming under Tenant caused by or resulting from Landlord's making any such repairs, alterations, additions or improvements except only such damage as shall result from the making of such repairs, alterations, additions or improvements which Landlord shall make as a result of the default, fault or negligence of Tenant or anyone claiming under Tenant. For the period commencing nine months prior to the expiration of the term of this lease, Landlord may maintain "For Rent" signs on the demised premises.

DEFAULTS         13.1  If Tenant shall default in the payment of rent or other payments required of Tenant, and if Tenant shall fail to cure said default within seven (7) days after the giving of notice of said default by Landlord, or (2) if Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed and if Tenant shall fail to cure said default within fifteen days after the giving of notice of said default by Landlord, or (3) if any person shall levy upon, or take this leasehold interest or any part thereof upon execution, attachment or other process or law, or (4) if Tenant shall make an assignment of its property for the benefit of creditors, or (5) if Tenant shall be declared bankrupt or insolvent according to law, or (6) if any bankruptcy or insolvency proceedings shall be commenced by or against Tenant or
               (7) if a receiver, trustee or assignee shall be appointed for the whole or any part of Tenant's property, then in any of said cases, Landlord lawfully may immediately, or at any time thereafter, and without any further notice or demand, enter into and upon the demised premises or any part thereof in the name of the whole, by force or otherwise, and hold the demised premises as if this lease had not been made, and expel Tenant and those claiming under it and remove its or their property (forcibly, if necessary) without being taken or deemed to be guilty of any manner of trespass (or Landlord may send written notice to Tenant of the termination of the term of this lease), and upon entry as aforesaid (or in the event that Landlord shall send to Tenant notice of termination as above provided, on the fifth (5th) day next following the date of the sending of the notice), the term of this lease shall terminate. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event Landlord terminates this lease as provided in this Article.

                 13.2 In case of any such termination, Tenant will indemnify
               Landlord each month against all loss of rent and all obligations which Landlord may incur by reason of any such termination between the time of termination and the expiration of the term of this lease; or at the election of Landlord, exercised at the time of the termination or at any time thereafter, Tenant will indemnify Landlord each month until the exercise of the election against all loss of rent and other obligations which Landlord may incur by reason of such termination during the period between the time of the termination and the exercise of the election, and upon the exercise of the election Tenant will pay to Landlord as damages such amount as at the time of the exercise of the election represents the amount by which the rental value of the demised premises for the period from the exercise of the election until the expiration of the term shall be less than the amount of rent and other payments provided herein to be paid by Tenant to Landlord during said period. In any event, Tenant shall indemnify the Landlord against all loss of rent and all obligations which Landlord may incur by reason of Tenant's default hereunder prior to such entry or termination, whichever shall first occur. It is understood and agreed that at the time of the termination or at any time thereafter Landlord may rent the demised premises, and for a term which may expire after the expiration of the term of this lease, without releasing Tenant from any liability whatsoever, that Tenant shall be liable for any expenses incurred by Landlord in connection with obtaining possession of the demised premises, with removing from the demised premises property of Tenant and person claiming under it (including warehouse charges), with putting the demised premises into good condition for reletting, and with any reletting, including but without limitation, reasonable attorneys' fees and brokers' fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of rent and all other payments due from Tenant to Landlord.

                 14.1 Tenant agrees that upon the request of Landlord it will subordinate this lease and the lien hereof to the lien of any present or future mortgage or mortgages upon the demised premises of any property of which the demised premises are a part, irrespective of the time of execution or time of recording of any such mortgage or mortgages; provided that the holder of any such mortgage shall agree with Tenant that this lease and the rights of Tenant hereunder shall not be disturbed except in accordance with the terms of this lease. Tenant agrees that it will upon the request of Landlord execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. Whether the lien of any mortgage upon the demised premises or any property of which the demised premises are a part shall be superior or subordinate to this lease and the lien hereof, Tenant agrees that it will, upon request, attorn to the holder of such mortgage or any one claiming under such holder and their respective successors and assigns in the event of foreclosure of or similar action taken under such mortgage.

                 14.2 After the commencement of the term of this lease and
               within five (5) days after written request therefore by Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord or to any mortgagee a certificate stating that Tenant has entered into occupancy of the demised premises in accordance with the provisions of this lease, that this lease is unmodified and in full force and effect, that Landlord has performed Landlord's construction work, that Tenant has no defenses, offsets or counterclaims against its obligations to pay the minimum rent and additional rent and any other charges and to perform its other covenants under this lease (or, if there has been any modifications, that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the minimum and additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 14.2 may be relied upon by any prospective purchaser or mortgagee of the demised premises, or one or more of them, or any prospective assignee of any such mortgage.

                 14.3 After receiving notice from Landlord or from any person, firm or other entity that such person, firm or other entity holds a mortgage, as hereinbefore defined, which includes the demised premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given by certified or registered mail to such holder, and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord, it being understood and agreed that such holder shall be afforded a reasonable period of time after the receipt of such notice in which to effect such cure.

WAIVER OF        15.  Both Landlord and Tenant hereby releases the
SUBROGATION    other, to the extent of its insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the other party or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as releasor's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of releasor to recover thereunder, it being understood and agreed that the waiving party reserves any rights with respect to any excess loss or injury over the amount recovered by such insurance. Each of Landlord and Tenant agrees that its fire and other casualty insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as the other party pays such extra cost. If extra cost is chargeable therefor, each party will advise the other thereof and the amount thereof. The other party at its election, may pay the same, but shall not be obligated to do so.

FAILURE OF       16.1 If Tenant shall default in the performance of any
PERFORMANCE    agreement or condition in this lease contained on its part to
AND WAIVERS    be performed or observed other than an obligation to pay money, and shall not cure such default within ten (10) days after notice from Landlord specifying the default (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to reimburse Landlord therefor or save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period but after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the real estate or Landlord's interest therein, or to prevent injury or damage to persons or property. All amounts so paid by Landlord, all contractual liabilities so incurred by Landlord and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord shall be deemed to be additional rent under this lease and shall be payable by Tenant to Landlord immediately on demand.

                 16.2 Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this lease shall be deemed a waiver of a breach of any other provision of this lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the other party's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or any consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which either party may have under this lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by said party or not, shall be deemed to be in exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.


BROKERS          17. Tenant hereby represents and warrants to Landlord that, except to the extent, if any, hereinafter set forth, it has dealt with no broker in connection with this lease and there are no brokerage commissions or other finders' fees in connection herewith. Tenant hereby agrees to hold Landlord harmless from, and indemnified against, all loss or damage (including, without limitation, the cost of defending same) arising from any claim by any broker claiming to have dealt with Tenant.

HOLDING OVER     If Tenant or anyone claiming under Tenant shall remain in
               possession of the demised premises or any part thereof after the expiration of the term of this lease without any agreement in writing between Landlord and Tenant with respect thereto, prior to acceptance of rent by Landlord, the person remaining in possession shall be deemed a tenant at sufferance and after acceptance of rent by Landlord the person remaining in possession shall be deemed a tenant at will, subject to the provisions of this lease insofar as the same may be made applicable to a tenancy at will; provided, however, that if minimum rent shall be payable during the term of this lease at different rates at different times, minimum rent during such period as such person shall continue to hold the demised premises or any part thereof shall be payable at twice the highest rate payable during the term hereof.

QUIET            19. Landlord agrees that upon Tenant's paying the rent
ENJOYMENT      and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the demised premises during the term of this lease without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this lease and any instruments having a prior lien.

USE              20. Tenant agrees that during the term of this lease the
               demised premises will be used and occupied for the following purposes and for no other purposes without the written consent of Landlord, which Landlord may withhold at Landlord's sole discretion: general business offices.

ASSIGNMENT       21. Tenant agrees that it will not assign, mortgage,
               pledge or otherwise encumber this lease or any interest therein, or sublet the whole or any part of the demised premises without obtaining on each occasion the written consent of the Landlord, which Landlord may withhold at Landlord's sole discretion.

DELAYS           22. In any case where either party hereto is required to do any act, delays caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control shall not be counted in determining the time during which such work shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time." In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payment, for delays in the collection of such proceeds and awards.

NOTICES          23. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid. If given to Tenant the same shall be mailed to Tenant at One Snow Road, Marshfield, Massachusetts 02050, or to such other person at such other address as Tenant may hereafter designate by notice to Landlord; and if given to Landlord the same shall be mailed to Landlord at 366 Moraine Street, Marshfield, Massachusetts 02050, or to such other person or at such other address as Landlord may hereafter designate by notice to Tenant.

DEFINITIONS      24.1  The words "Landlord" and "Tenant" and the
AND INTERPRE-  pronouns referring thereto, as used in this lease, shall mean,
TATIONS where the context requires or admits, the persons named herein as Landlord and as Tenant, respectively, and their respective heirs, legal representatives, successors and assigns, masculine, feminine or neuter. Except as hereinafter provided otherwise, the agreements and conditions in this lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its heirs, legal representatives, successors and assigns and shall enure to the benefit of Tenant and its heirs, legal representatives, successors and assigns; and the agreements and conditions on the part of Tenant to be performed and observed shall be binding upon Tenant and its heirs, legal representatives, successors and assigns and shall enure to the benefit of Landlord and its heirs, legal representatives, successors and assigns. The word "Landlord", as used herein, means only the owner for the time being of Landlord's interest in this lease, that is, in the event of any transfer of Landlord's interest in this lease the transferor shall cease to be liable, and shall be released from all liability for the performance or observance of any agreements or conditions on the part of Landlord to be performed or observed subsequent to the time of said transfer, it being understood and agreed that from and after said transfer the transferee shall be liable for the performance and observance of said agreements and conditions.

                 24.2 It is agreed that if any provisions of this lease shall be determined to be void by any court of competent jurisdiction then such determination shall not affect any other provisions of this lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this lease is capable of two constructions, one of which would render the provision void and the other which would render the provision valid, then the provision shall have the meaning which renders it valid.

                 24.3 This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This lease shall not be modified in any way except by a writing subscribed by both parties.

                 24.4 Wherever in this lease provision is made for the doing of any act by any person it is understood and agreed that said act shall be done by such person at its own cost and expense unless a contrary intent is expressed.

                 24.5 If all or any part of Landlord's interest in this lease shall be held by a trust, no trustee, shareholder or beneficiary of said trust shall be personally liable for any of the covenants, or agreements, express or implied, hereunder. Landlord's covenants and agreements shall be binding upon the trustees of said trust as trustees as aforesaid and not individually and upon the trust estate. Without limiting the generality of the foregoing, and whether or not all or any part of Landlord's interest in this lease shall be held by a trust, Tenant specifically agrees to look solely to Landlord's interest in the demised premises for recovery of any judgment from Landlord; it being specifically agreed that Landlord shall never otherwise be personally liable for any such judgment.

                 24.6 Wherever in this lease provision is made that either party shall have the right to terminate this lease, then, unless in said provision it is expressly provided otherwise, neither party hereto shall thereafter have any claim against the other under this lease or on account of the termination thereof.

                 24.7 The marginal notes used as headings for the various
               articles of this lease are used only as a matter of convenience for reference, and are not to be considered a part of this lease or to be used in determining the intent of the parties of this lease. Whenever in this lease any portion, or part thereof, has been stricken out, whether or not any provision has been substituted therefor, this lease shall be read and construed as if the words so stricken out were never included herein and no implication shall be drawn from the words so stricken out.

                 24.8 This lease shall be governed by the laws of the
               Commonwealth of Massachusetts.

TENANTS          25.  Tenant agrees that during the term of this lease:
COVENANTS      no nuisance will be permitted on or about the demised premises;
               nothing will be done upon or about the demised premises which shall be unlawful, improper, noisy or offensive or contrary to any public authority or insurance inspection or rating bureau or similar organization having jurisdiction, or which may be injurious to or adversely affect the quality or tone of the demised premises or any abutting or adjacent property of the Landlord; the demised premises will not be overloaded, damaged or defaced; Tenant will not drill or make any holes in the stone or brickwork; Tenant will not permit the omission of any objectionable noise or odor from the demised premises; no placard or sign shall be placed on the exterior of the Building or elsewhere on the demised premises without the prior written consent of Landlord; Tenant will procure all licenses and permits which may be required for any use made of the demised premises;
               and all waste and refuse will be stored upon and removed from the demised premises in accordance with all applicable governmental codes and regulations. Tenant will not do, or suffer to be done, or keep, or suffer to be kept, or omit to do anything in, upon or about the demised premises which may prevent the obtaining of any insurance on the demised premises or on any property therein, including, but without limitation, fire, extended coverage and public liability insurance, or which may make void or voidable any such insurance, or which may create any extra premiums for, or increase the rate of, any such insurance.
               If anything shall be done or kept or omitted to be done in, upon or about the demised premises which shall create any extra premiums for, or increase the rate of, any such insurance, Tenant will pay the increased cost of the same to Landlord upon demand.


EXPANSION        26.1 Subject to all then applicable building and zoning codes and the requirements of the subdivision restrictions contained in the deed of the demised premises to Landlord, and provided Tenant shall not then be in default under this lease, Tenant shall have the right, exercisable by notice to Landlord, by January 31, 1990, to request that Landlord construct upon the demised premises an addition (the "Addition") to the Building within the Expansion Area. The Addition shall contain at least twenty-five thousand (25,000) square feet. Such notice shall be accompanied by outline plans and specifications for the construction of the Addition and information concerning the exact size and location thereof desired by Tenant. Within one hundred twenty (120) days after the receipt by Landlord of such notice from Tenant, Landlord shall obtain from the current holder of the first mortgage upon the demised premises and alternate financing sources, estimates of terms which would be granted to finance the Addition, shall prepare detailed plans and detailed specifications for the construction of the Addition, shall use its reasonable efforts to obtain two competitive bids from contractors of Landlord's choice for construction of the Addition and shall present the same to Tenant; provided, however, that Landlord shall have the right to select the contractor to be used for construction of the Addition, in Landlord's reasonable discretion. Landlord agrees to use reasonable efforts to obtain the lowest possible estimates of such financing terms. If Tenant shall be unwilling to accept the bid selected by Landlord, Landlord shall not be obliged to construct the Addition; this lease shall continue in full force and effect unmodified by the provision of this Article 26; and Tenant shall reimburse to Landlord upon being billed therefor for Landlord's reasonable out-of-pocket expenses incurred in obtaining any such bid of bids, including but without limitation the cost to Landlord of preparing said detailed plans and detailed specifications in connection therewith as additional rent under this lease. Tenant shall accept or reject any such bid within thirty (30) days of its receipt thereof by written notice to Landlord. If Tenant shall be unwilling to accept such financing terms, Tenant shall have the right to abandon the Addition, in which event the provisions of the immediately preceding sentence shall apply. If Tenant shall accept such bid and give Landlord notice thereof as aforesaid, then (i) the date upon which Landlord shall substantially complete construction of the Addition (substantial completion being defined as in Section
               2.1 hereof provided) or (ii) the date that Tenant shall first commence to utilize the Addition in connection with its business, whichever shall first occur, shall be known as the "effective date", and from and after the effective date the Addition shall constitute a portion of the demised premises and be subject to and have the benefit of the provisions of this lease, except as hereinafter provided.


                 26.2 From and after the effective date the annual rate of
               minimum rent payable hereunder shall be increased by an amount which shall be the Determined Percentage (hereinafter defined) of the product obtained by multiplying (a) the Financed Amount by
               (b) the "new annual constant" (hereinafter defined). The Determined Percentage shall be: one hundred thirty-five (135%) it being understood and agreed, however, that 135% is based upon the assumption that the entity providing such financing will adjust the annual minimum rent payable with respect to the Addition downward by an aggregate of 9% to reflect a structural reserve, management costs and a vacancy factor and will require such annual minimum rent, as so adjusted downward, to be equal to 123% or more of new annual constant and that if such entity shall require a smaller downward adjustment in such annual minimum rent and/or a lower percentage of coverage with respect to the new annual constant, the 135% amount provided for in this section shall be reduced to that percentage which shall satisfy the lower requirements of such entity. Notwithstanding the provisions of the previous sentence to the contrary, in no event shall the rent under this Lease be less on a square foot basis than $15.00 per square foot per annum, triple net. In no event shall said rent be less than that currently being paid on a per square foot basis on the current lease. The Financed Amount shall be the "total cost of constructing the Addition" (hereinafter defined). The new annual constant shall be the product obtained by multiplying the Financed Amount by that percentage which will produce the sum of twelve equal monthly installments of principal and interest (at the rate per annum initially payable under such mortgage loan) --required to fully liquidate the Financed Amount if one such installment is paid each month, in arrears, over the longer of (i) the term of said loan for the Financed Amount, (ii) the amortization period utilized in such loan for the Financed Amount to compute the monthly constant payments required to be paid by the Borrower thereunder or (iii) if such loan shall initially provide for the payment of interest only, a period equal to the length of time for which no principal payments are required plus the amortization period utilized in such loan for the Financed Amount to compute the monthly constant payments required to be paid once amortization of principal commences. The loan for the Financed Amount shall be Landlord's proposed financing for the total cost of constructing the Addition. The total cost of constructing the Addition shall be the sum of the cost to Landlord of all "hard" and "soft" costs of every kind and nature, direct and indirect, incurred by Landlord in constructing the Addition, including without limitation, (i) construction work for the Addition, including but without limitation, site work and additional utilities and parking areas required therefor paid to the contractors whose bids were accepted as aforesaid, (ii) construction interest and loan commitment fees upon money borrowed to finance construction of the Addition, (iii) insurance premiums and real estate taxes with respect to the Addition for any period prior to the effective date, (iv) a reasonable development fee to Landlord or any affiliate of Landlord, (v) architect's and engineering fees, relating to the Addition, (vi) Landlord's attorneys' fees incurred in connection with obtaining permits and approvals for the Addition, the construction and architects contract for the Addition and such loan for the Financed Amount, (vii) fees for permits and approvals in connection with the Addition; (viii) other direct and indirect out-of-pocket expenses of Landlord paid by Landlord for the construction of the Addition and (ix) the Expansion Area Value as at the effective date.

                 26.3 It is agreed that, notwithstanding anything in the Lease to the contrary, the minimum rent payable on account of the Addition (or any phase thereof) shall never exceed fair market rent for such Addition (or phase) by more than 10%. If Landlord or Tenant dispute whether the minimum rent payable on account of the Addition (or phase) exceeds fair market rent by more than 10%, then either party may submit the matter to arbitration before a panel of 3 arbitrators chosen by the American Arbitration Association, Boston office, and the decision of such arbitrators shall resolve the matter.

                 26.4 In connection with the construction of the Addition
               Landlord may use any adjoining wall as a party or petition wall, may close any opening in any adjoining wall and may demolish any part of any adjoining wall of the Building and also tie into the sewer, water and utility lines of the Building so as to integrate the Addition and the remainder of the Building.

                 26.5 Landlord's plans and specifications for the Addition (or any phase thereof) shall be subject to Tenant's prior approval, which approval shall not be unreasonably withheld or delayed.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as a sealed instrument as of the day and year first above written.

As Trustee    )
of Longwater  )
Circle Trust, )
and not       )
Individually. )

                                                   /s/ Charles A. Pesko, Jr.
                                                  ------------------------------
                                                  Charles A. Pesko, Jr., Trustee

                                                  CAP International, Inc.



                                                  By: /s/ Charles A. Pesko, Jr.
                                                     ---------------------------
                                                        President


                                                  By: /s/ Charles A. Pesko, Jr.
                                                     ---------------------------
                                                        Treasurer

June 21, 1993



Mr. Graham Cooper
Chief Executive Officer
BIS Strategic Decisions
One Longwater Circle
Norwell, Massachusetts 02061

Re:  Second Five Year Term of Original Lease
     One Longwater Circle
     Norwell, Massachusetts

Dear Graham:

The BIS Strategic Decisions lease at One Longwater Circle entered its sixth year of a ten year term on June 1, 1993. The lease provided for a rent increased based upon the change in the CPI Index from May 1988 to May 1993. That increase was the subject of my proposal to BIS back in January to mitigate the rent increase in return for a lease extension (copy enclosed). We are still open to discussion of that proposal. In the interim, however, we must institute the rent increase as provided for in the lease.

The CPI base being utilized is the May, 1988 Urban Consumer's U.S. City Average (1982-84 = 100). That base is 117.5. The May 1993 CPI Index was 144.2, giving us a 1.227 multiplier factor (144.2 / 117.5 = 1.227 factor). The current base rent of $359,075 times 1.227 equals a new rent of $440,669.06 or $36,722.42 per month.

Please adjust your payment systems accordingly to pay the $36,722.42 amount beginning July 1, 1993 and remit the $6,799.50 difference due for June, 1993.

We thank you for your cooperation in this matter and look forward to discussing our January proposal.

Very truly yours,


/s/ Ronald A. Davis
Ronald A. Davis

RAD/ca

cc:  Pam Sullivan

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